UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2012

OCCIDENTAL PETROLEUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9210	95-4035997
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

10889 Wilshire Boulevard
Los Angeles, California	90024
(Address of principal executive offices)	(ZIP code)

Registrant’s telephone number, including area code:
(310) 208-8800

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)	Occidental’s 2012 Annual Meeting of Stockholders (the “Annual Meeting”) was held on May 4, 2012.

(b)
The following actions were taken at the Annual Meeting, for which proxies were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and the final number of votes cast for, against or withheld, and broker non-votes for each matter are set forth below:

1.	The eleven nominees proposed by the Board of Directors were elected as directors by the following votes:

	Nominee	For	Against	Abstain	Broker Non-Votes
	Spencer Abraham	637,933,341	17,342,650	1,152,451	43,844,989
	Howard I. Atkins	638,937,539	16,740,724	750,179	43,844,989
	Stephen I. Chazen	649,125,862	5,788,560	1,514,019	43,844,990
	Edward P. Djerejian	631,949,529	22,675,160	1,803,752	43,844,990
	John E. Feick	643,810,207	10,809,460	1,808,774	43,844,990
	Margaret M. Foran	651,839,738	3,829,133	759,570	43,844,990
	Carlos M. Gutierrez	651,581,903	4,002,587	843,951	43,844,990
	Ray R. Irani	641,795,364	12,924,560	1,708,518	43,844,990
	Avedick B. Poladian	640,941,264	14,720,555	766,622	43,844,990
	Aziz D. Syriani	643,095,663	11,486,452	1,846,326	43,844,990
	Rosemary Tomich	631,750,557	22,825,265	1,852,619	43,844,990

2.	The advisory vote approving executive compensation was approved. The proposal received 608,882,913 votes for; 43,902,889 votes against; 3,642,639 abstentions and 43,844,990 broker non-votes.
3.	The ratification of the selection of KPMG as independent auditors was approved. The proposal received 694,479,089 votes for; 5,165,689 votes against; and 628,653 abstentions.
4.
The stockholder proposal regarding the required nomination of director with environmental expertise was not approved.  The proposal received 26,839,808 votes for; 561,945,376 votes against; 67,643,257 abstentions; and 43,844,990 broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCCIDENTAL PETROLEUM CORPORATION
(Registrant)

DATE: May 9, 2012	/s/ ROY PINECI
Roy Pineci, Vice President, Controller
and Principal Accounting Officer